================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                     ------

                                    FORM 8-KA

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) March 31, 2000
                                                          --------------

                       BENEDEK COMMUNICATIONS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                                 333-09529                                 36-4076007
   (State or Other Jurisdiction of              (Commission File Number)            (I.R.S. Employer Identification Number)
           Incorporation)


                            2895 Greenpoint Parkway
                          Hoffman Estates, Illinois 60195
               (Address of Principal Executive Offices) (Zip Code)




         Registrant's telephone number, including area code 815-987-5350
                                                            ------------

Item 2. Acquisition or Disposition of Assets


         As previously reported, on March 31, 2000, Benedek Communications Corporation (the "Company"), through its wholly owned subsidiary Benedek Broadcasting Corporation ("BBC"), acquired substantially all of the operating assets of television stations WOWT(TV), an NBC affiliate serving Omaha, Nebraska, and KAKE-TV, an ABC affiliate serving Wichita, Kansas, from The Chronicle Publishing Company ("Chronicle"). The purchase price for the Chronicle stations was $141,000,000. BBC also assumed certain specified liabilities.

         The acquisitions were completed as part of an exchange transaction with WGRC, Inc. ("WGRC") which acquired from BBC substantially all of the operating assets of television station WWLP(TV), BBC's NBC affiliate serving Springfield, Massachusetts. The purchase price for WWLP(TV) was $123,000,000. WGRC acquired WOWT(TV) and KAKE-TV from Chronicle and then immediately transferred the same to BBC in exchange for WWLP(TV). BBC paid Chronicle, at the instruction of WGRC, the difference in the purchase prices for the Chronicle stations and WWLP(TV) of $18,000,000. Such payment was made from available cash.

         The acquisition by BBC of WOWT(TV) and KAKE-TV in exchange for WWLP(TV) is intended to qualify, to the extent feasible, as a like-kind exchange transaction under Section 1031 of the Internal Revenue Code.

         The transaction will be recorded under the purchase method of accounting.

         This amendment is being filed to provide the financial statements and pro forma financial information required by Regulation S-X in respect of the foregoing transactions.

Item 7. Financial Statements, Proforma Financial Information and Exhibits

         (a) Financial Statements of Businesses Acquired

                                                                                        PAGE
                                                                                        ----
KAKE-TV and WOWT-TV, Stations of Chronicle Publishing Company
Independent Auditor's Report........................................................    F-1
Combined Statement of Net Assets as of December 31, 1999............................    F-2
Combined Statement of Operations for the Year Ended
       December 31, 1999............................................................    F-3
Combined Statement of Changes in Net Assets for the Year Ended
       December 31, 1999............................................................    F-4
Combined Statement of Cash Flows for the Year Ended
       December 31, 1999............................................................    F-5
Notes to Combined Financial Statements..............................................    F-6

         (b)   Pro Forma Financial Information.
         Pro Forma Statement of Operations for the Year Ended December 31, 1999.....    F-13


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                BENEDEK COMMUNICATIONS CORPORATION
                                (Registrant)


June 14, 2000                   By:  /s/ Ronald L. Lindwall
                                     ------------------------------------------
                                     Name:  Ronald L. Lindwall
                                     Title: Senior Vice President - Finance and
                                            Chief Financial Officer


                                       3

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Benedek Broadcasting Corporation
Hoffman Estates, Illinois

         We have audited the accompanying combined statement of net assets of KAKE-TV and WOWT-TV, Stations of Chronicle Publishing Company (not a legal entity, see Note A), as of December 31, 1999 and the related combined statements of operations, changes in net assets and cash flows for the year then ended. These financial statements are the responsibility of the Stations' management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the net assets of KAKE-TV and WOWT-TV, Stations of Chronicle Publishing Company, as of December 31, 1999 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                         McGLADREY & PULLEN, LLP

Rockford, Illinois
May 5, 2000

          KAKE-TV AND WOWT-TV, STATIONS OF CHRONICLE PUBLISHING COMPANY

                        COMBINED STATEMENT OF NET ASSETS
                                December 31, 1999

                                             ASSETS
Current Assets
   Cash ...................................................................................             $   223,619
   Receivables
      Trade, less allowance for doubtful accounts of $306,874..............................               6,635,037
      Other................................................................................                 374,361
   Current portion of program broadcast rights (Note D)....................................               1,307,927
   Prepaid expenses........................................................................                 205,754
                                                                                                  ------------------
             Total current assets..........................................................               8,746,698
                                                                                                  ------------------

Property and equipment (Note B)............................................................              13,740,051
                                                                                                  ------------------
Intangible assets (Note C).................................................................               9,204,778
                                                                                                  ------------------
Other assets
   Program broadcast rights, less current portion (Note D).................................                  99,411
   Other...................................................................................                  18,963
                                                                                                  ------------------
                                                                                                            118,374
                                                                                                  ------------------
                                                                                                        $31,809,901
                                                                                                  ==================

                                   LIABILITIES AND NET ASSETS

Current Liabilities
   Excess of outstanding checks over bank balances.........................................             $ 1,310,133
   Current portion of program broadcast liabilities (Note D)...............................               1,201,703
   Accounts payable and accrued expenses (Note E)..........................................               1,715,648
                                                                                                  ------------------
             Total current liabilities.....................................................               4,227,484

Program broadcast liabilities, less current portion (Note D)...............................                  33,421
                                                                                                  ------------------
                                                                                                          4,260,905
Net Assets.................................................................................              27,548,996
                                                                                                  ------------------
                                                                                                        $31,809,901
                                                                                                  ==================


The accompanying notes are an integral part of the combined financial statements.

          KAKE-TV AND WOWT-TV, STATIONS OF CHRONICLE PUBLISHING COMPANY

                        COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1999

Net revenues................................................................................            $31,302,494
                                                                                                   -----------------

Operating expenses:
   Selling, technical and program expenses..................................................             18,076,090
   General and administrative...............................................................              2,581,588
   Depreciation and amortization............................................................              3,287,728
                                                                                                   -----------------
                                                                                                         23,945,406

Gain on sale/disposal of equipment, net.....................................................                167,249
                                                                                                   -----------------

            Operating income................................................................              7,524,337

Interest income.............................................................................                  7,571
                                                                                                   -----------------

Net income..................................................................................            $ 7,531,908
                                                                                                   =================

Pro forma data (Unaudited) (Note H)

   Net income as reported...................................................................            $ 7,531,908

   Pro forma provision for income taxes.....................................................              3,200,000
                                                                                                   -----------------

   Pro forma net income.....................................................................            $ 4,331,908
                                                                                                   =================


The accompanying notes are an integral part of the combined financial statements.

          KAKE-TV AND WOWT-TV, STATIONS OF CHRONICLE PUBLISHING COMPANY

                   COMBINED STATEMENT OF CHANGES IN NET ASSETS
                          Year Ended December 31, 1999


      Balance at December 31, 1998........................................................      $26,106,266
          Net income....................................................................          7,531,908
          Cash transfers to parent, net...................................................       (6,089,178)
                                                                                            -----------------
      Balance at December 31, 1999........................................................      $27,548,996
                                                                                            =================


The accompanying notes are an integral part of the combined financial statements.

          KAKE-TV AND WOWT-TV, STATIONS OF CHRONICLE PUBLISHING COMPANY

                        COMBINED STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1999

Cash flows from operating activities
   Net income...............................................................................        $ 7,531,908
      Adjustments to reconcile net income to net
      cash provided by operating activities:
         Amortization of program broadcast rights...........................................          1,908,713
         Depreciation.......................................................................          2,823,376
         Amortization of intangibles........................................................            464,352
         Gain on sale/disposal of equipment, net............................................           (167,249)
         Increase (decrease) from changes in:
            Receivables.....................................................................           (836,576)
            Prepaid expenses................................................................             15,161
            Other assets....................................................................               (430)
            Payments on program broadcast liabilities.......................................         (2,017,711)
            Accounts payable and accrued expenses...........................................           (223,107)
                                                                                                  -----------------
               Net cash provided by operating activities....................................          9,498,437
                                                                                                  -----------------
Cash flows from investing activities
   Purchase of property and equipment.......................................................         (4,241,135)
   Proceeds from sale of equipment..........................................................            274,285
                                                                                                  -----------------
               Net cash (used in) investing activities......................................         (3,966,850)
                                                                                                  -----------------
Cash flows from financing activities
   Increase in excess of outstanding checks over bank balance...............................            446,328
   Cash transfers to parent, net............................................................         (6,089,178)
                                                                                                  -----------------
               Net cash (used in) financing activities......................................         (5,642,850)
                                                                                                  -----------------
               (Decrease) in cash...........................................................           (111,263)
Cash:
   Beginning................................................................................            334,882
                                                                                                  -----------------
   Ending...................................................................................        $   223,619
                                                                                                  =================
Supplemental Schedule of Noncash Investing and Financing Activities:
   Acquisition of program broadcast rights..................................................        $ 1,888,350
   Receivable from insurance on equipment...................................................            277,793
                                                                                                  =================

The accompanying notes are an integral part of the combined financial statements.

          KAKE-TV AND WOWT-TV, STATIONS OF CHRONICLE PUBLISHING COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(NOTE A) - NATURE OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS AND BASIS OF PRESENTATION

     Nature of business: The operating revenues of the Stations are derived primarily from the sale of advertising time and, to a lesser extent, from compensation paid by the networks for broadcasting network programming and barter transactions for goods and services. The Stations sell commercial time during the programs to national, regional and local advertisers. The networks also sell commercial time during the programs to national advertisers. Credit arrangements are determined on an individual customer basis. Segment information is not presented since all of the Stations' revenue is attributed to a single reportable segment.

     Basis of presentation: The accompanying combined financial statements include the accounts of the television stations KAKE-TV and WOWT-TV (the "Stations"), which are stations of Chronicle Publishing Company ("Chronicle") assuming that the Stations were organized as a separate legal entity. KAKE-TV is located in Wichita, Kansas and is an ABC affiliate. WOWT-TV is located in Omaha, Nebraska and is an NBC affiliate. All material balances and transactions between the Stations have been eliminated in combination. Certain insurance, benefits and professional service expenses incurred by Chronicle have been allocated to the Stations on various bases which, in the opinion of management, are reasonable. Such expenses are not necessarily indicative of, and it is not practicable for management to estimate the level of, expenses which might have been incurred had the Stations been operating as a separate business, apart from Chronicle.

     Chronicle entered into an Asset Purchase Agreement on November 19, 1999, pursuant to which the television broadcast assets of the Stations were acquired by Benedek Broadcasting Corporation on March 31, 2000 for a total purchase price of $141,000,000.

SIGNIFICANT ACCOUNTING POLICIES

(1)  Accounting estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in financial statements and the accompanying notes. Actual results could differ from those estimates.

          KAKE-TV AND WOWT-TV, STATIONS OF CHRONICLE PUBLISHING COMPANY

               NOTES TO COMBINED FINANCIAL STATEMENTS-(Continued)

(2)  Revenues

     Revenue related to the sale of advertising, network compensation and contracted time is recognized at the time of broadcast. Net revenues are shown net of agency and national representatives' commissions.

(3)  Barter transactions

     Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast and merchandise or services received are charged to expense (or capitalized as appropriate) when received or used. The transactions are recorded at the fair market value of the asset or service received.

(4)  Program broadcast rights and liabilities

     Program broadcast rights represent rights for the telecast of feature length motion pictures, series produced for television and other films, and are presented at the lower of amortized cost or net realizable value. Each agreement is recorded as an asset and liability when the license period begins and the program is available for its first showing. Program broadcast rights are amortized on a straight-line method over the life of the contract, which is included in selling, technical and program expenses. The agreements are classified between current and long-term assets according to the estimated time of future usage. The related liability is classified between current and long-term on the basis of the payment terms.

(5)  Property and equipment and intangible assets

     (a) Property and equipment are recorded at cost and depreciated primarily using the straight-line method over the following estimated ranges of useful lives:

                                                                         Years
                                                                         -----
                 Land improvements.................................      3-40
                 Buildings and improvements........................      3-40
                 Towers and equipment..............................      3-20

     (b) Intangible assets, which include FCC licenses and goodwill, have been recorded at cost and are amortized over 40 years using the straight-line method.

     (c) The Stations review their property and equipment and intangibles annually to determine potential impairment by comparing the carrying value of the assets with the undiscounted anticipated future cash flows of the related property before interest charges. If the future cash flows are less than the carrying value, the Stations would obtain an appraisal or discount the future cash flows to determine fair value, and adjust the carrying value of the assets to the estimated fair value if the fair value is less than the carrying value.

          KAKE-TV AND WOWT-TV, STATIONS OF CHRONICLE PUBLISHING COMPANY

               NOTES TO COMBINED FINANCIAL STATEMENTS-(Continued)

(6)   Employee benefits

     Chronicle has a defined contribution plan covering all eligible employees of the Stations. Chronicle's contribution is at the discretion of the Board of Directors and has been allocated to the Stations.

     Chronicle has a defined benefit pension plan covering all eligible employees of the Stations except those union employees at WOWT-TV who are covered by the WOWT-TV Pension Plan (Note G). Chronicle also has a supplemental unfunded pension plan for certain key executives of the Stations. Applicable expenses related to these plans have been allocated to the Stations.

     Chronicle self-insures for health benefits which are provided to all full-time employees of the Stations. Insurance coverage is maintained by Chronicle for claims in excess of specific and annual aggregate limits and applicable expenses have been allocated to the Stations.

     The total expenses allocated by Chronicle to the Stations under the above employee benefit plans amounted to approximately $1,379,000 for the year ended December 31, 1999.

(7)   Net Assets

     The Stations participate in Chronicle's cash management system. Under this system, all cash generated by the Stations is transferred to Chronicle and all cash requirements of the Stations are funded by Chronicle. These transfers of funds are reflected in the stations' net asset balance.

(8)   Fair value of financial instruments

     Due to the short-term nature of all of the Stations' financial instruments, the carrying value of the instruments approximate fair value.

(9)   Income taxes

      Chronicle Publishing Company, with the consent of its stockholders, has elected to be taxed as an "S" Corporation under sections of the federal and state income tax laws, which provide that, in lieu of corporation income taxes, the stockholders account for items of income, deductions, losses and credits. The accompanying combined statement of operations includes a pro forma adjustment for income tax expense which would have been provided had the Stations been taxed as a stand-alone corporation (see Note H).

          KAKE-TV AND WOWT-TV, STATIONS OF CHRONICLE PUBLISHING COMPANY

               NOTES TO COMBINED FINANCIAL STATEMENTS-(Continued)



(NOTE B) - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following as of December 31, 1999:

Land and improvements................................................           $ 1,294,139
Buildings and improvements...........................................             8,215,014
Towers and equipment.................................................            34,623,295
                                                                           -----------------
                                                                                 44,132,448
Less accumulated depreciation........................................            30,392,397
                                                                           -----------------
                                                                                $13,740,051
                                                                           =================

(NOTE C) - INTANGIBLE ASSETS

     Intangible assets consist of the following as of December 31, 1999:

Goodwill.............................................................           $8,615,918
FCC licenses.........................................................              588,860
                                                                           ----------------
                                                                                $9,204,778
                                                                           ================

     Intangible assets are recorded net of accumulated amortization of $9,365,832 as of December 31, 1999.

(NOTE D) - PROGRAM BROADCAST RIGHTS

     Program broadcast rights and program broadcast liabilities consist of the following as of December 31, 1999:

                                                         Program            Program
                                                        Broadcast          Broadcast
                                                          Rights          Liabilities
                                                      -------------     ---------------
Balance at December 31, 1998........................  $ 1,427,701       $ 1,364,485
     Contracts acquired.............................    1,888,350         1,888,350
     Amortization...................................   (1,908,713)                -
     Payments.......................................            -        (2,017,711)
                                                      -------------     -------------
Balance at December 31, 1999........................  $ 1,407,338       $ 1,235,124
                                                      =============     =============

     The maturities of the program broadcast liabilities are as follows at December 31, 1999:

Year Ending December 31,
-----------------------
2000..............................................................      $1,201,703
2001..............................................................          33,421
                                                                        ------------
                                                                        $1,235,124
                                                                        ============

          KAKE-TV AND WOWT-TV, STATIONS OF CHRONICLE PUBLISHING COMPANY

               NOTES TO COMBINED FINANCIAL STATEMENTS-(Continued)



     In addition, the Stations have entered into noncancellable commitments for future program broadcast rights aggregating $4,068,108 as of December 31, 1999 with future payments as follows:

Year Ending December 31,
------------------------
2000..............................................................             $  521,724
2001..............................................................              1,629,973
2002..............................................................              1,447,341
2003..............................................................                264,342
2004..............................................................                 91,008
Thereafter........................................................                113,720
                                                                        ------------------
                                                                               $4,068,108
                                                                        ==================

(NOTE E) - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following as of December 31, 1999:

             Trade payables......................................................           $  258,489
             Barter, net.........................................................               24,035
             Compensation and benefits...........................................            1,101,553
             Property taxes .....................................................              192,509
             Other ..............................................................              139,062
                                                                                       ----------------
                                                                                            $1,715,648
                                                                                       ================

 (NOTE F) - LEASES

     The Stations lease land, office space and office and transportation equipment under agreements which expire from 2000 through 2024 and require various minimum annual rentals.

     The approximate total minimum rental commitments at December 31, 1999 under these leases are due as follows:

Year Ending December 31,
------------------------
2000............................................................                $ 77,271
2001............................................................                  59,566
2002............................................................                  42,425
2003............................................................                  39,922
2004............................................................                  22,352
Thereafter......................................................                  46,038
                                                                       ------------------
                                                                                $287,574
                                                                       ==================

     Total rental expense under these agreements and other monthly rentals for the year ended December 31, 1999 was approximately $100,080.

          KAKE-TV AND WOWT-TV, STATIONS OF CHRONICLE PUBLISHING COMPANY

               NOTES TO COMBINED FINANCIAL STATEMENTS-(Continued)

     The Stations lease certain portions of their real property and towers and equipment to various organizations. Total rental income under these agreements for the year ended December 31, 1999 was approximately $126,061.

(NOTE G) - EMPLOYEE BENEFITS

     Chronicle sponsors a defined benefit pension plan for all WOWT-TV union employees that meet eligibility requirements (the "WOWT-TV Pension Plan"). Contributions to the WOWT-TV Pension Plan are made, and applicable expenses are recorded, directly by WOWT-TV. Information related to the WOWT-TV Pension Plan as of and for the year ended December 31, 1999 is presented below:

Changes in benefit obligation:
   Obligation at beginning of year...................................          $2,337,437
   Service cost......................................................             126,541
   Interest cost.....................................................             157,205
   Benefits paid.....................................................             (67,277)
   Expenses paid                                                                  (23,894)
   Actuarial (gain) .................................................            (396,543)
                                                                               ----------
   Obligation at end of year.........................................          $2,133,469
                                                                               ==========
Changes in plan assets:
   Fair value of assets at beginning of year.........................          $1,915,268
   Actual return on assets...........................................            (112,735)
   Station contributions.............................................              92,363
   Benefits paid.....................................................             (67,277)
   Expenses paid.....................................................             (23,894)
                                                                               ----------
   Fair value of assets at end of year...............................          $1,803,725
                                                                               ==========

Funded status........................................................          $ (329,744)
Unrecognized net loss................................................             197,932
Unrecognized prior service cost......................................              15,625
Unrecognized net transition obligation...............................              37,135
                                                                               ----------
Accrued liability on balance sheet...................................          $  (79,052)
                                                                               ==========

Cost recognized during the year:
   Service cost......................................................          $ 126,541
   Interest cost.....................................................            157,205
   Expected return on plan assets....................................           (163,762)
   Amortization of prior loss........................................              6,216
   Amortization of prior service cost................................              3,064
   Amortization of transition obligation.............................              6,007
                                                                               ---------
   Total costs recognized in expense.................................          $ 135,271
                                                                               =========

          KAKE-TV AND WOWT-TV, STATIONS OF CHRONICLE PUBLISHING COMPANY

               NOTES TO COMBINED FINANCIAL STATEMENTS-(Continued)

     Assumptions used in the measurement of the Station's benefit obligation are as follows:

Discount rate........................................................                 7.75%
Expected return on plan assets.......................................                 8.50%
Rate of compensation increase........................................                 3.00%

(NOTE H) - PRO FORMA INFORMATION (UNAUDITED)

     The pro forma information presents the effect on net income of a pro forma adjustment for income taxes which would have been required if the Stations were a stand-alone corporation filing separate tax returns. The pro forma provision for income taxes is higher than the amount obtained by applying the U.S. federal income tax rate due to state income taxes and nondeductible amortization of intangibles.

BENEDEK COMMUNICATIONS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited proforma financial statements (the "Pro Forma Financial Statements") are based on the historical Consolidated Financial Statements of Benedek Communications Corporation and Subsidiaries (the "Company") and the historical Combined Financial Statements of KAKE-TV and WOWT-TV, former stations of Chronicle Publishing Company (the "Stations"). The Pro Forma Financial Statements reflect the Company's acquisition of the Stations (whose audited financial statements are included elsewhere in this filing) using the purchase method of accounting and assuming that such acquisition, along with the disposition of WWLP-TV and KOSA-TV, were consummated at January 1, 1999.

The Pro Forma Financial Statements do not purport to represent what the Company's results of operations or financial condition would actually have been if the transaction had occurred on the date indicated or to project the Company's results of operations or financial condition for or at any future period or date. The Pro Forma Financial Statements are presented for comparative purposes only. The pro forma adjustments, as described in the accompanying data, are based on available information and certain assumptions that management believes are reasonable. The Pro Forma Financial Statements do not reflect the gain on the disposition of WWLP-TV and KOSA-TV.


PRO FORMA STATEMENT OF OPERATIONS                                    KAKE-TV &    WWLP-TV &       Adjustments          Pro Forma
YEAR ENDED DECEMBER 31, 1999                             Benedek      WOWT-TV      KOSA-TV      for Acquisition    for Acquisition
(In thousands, except per share data)                   Historical   Historical   Historical    and Disposition    and Disposition
                                                        ---------------------------------------------------------------------------
Net revenues                                              140,406     31,302        17,565                             154,143
                                                        ---------------------------------------------------------------------------
Operating expenses:
       Selling, technical and program expenses             66,793     18,076         6,547               --             78,322
       General and administrative                          19,801      2,581         2,046               --             20,336
       Depreciation and amortization                       28,520      3,288         2,820            6,151 (a)         35,139
       Corporate                                            4,510         --           511              511 (b)          4,510
                                                          ---------------------------------------------------------------------
                                                          119,624     23,945        11,924            6,662            138,307
Net gain (loss) on sale of stations and other  assets       6,181        167        (6,920)              --             13,268
                                                          ---------------------------------------------------------------------
Operating income (loss)                                    26,963      7,524        (1,279)          (6,662)            29,104
                                                          ---------------------------------------------------------------------
Financial income (expense), net:
       Cash interest income (expense), net                (25,077)         8            --           (1,051)(c)        (26,120)
       Other interest (expense)                           (19,040)        --            --               --            (19,040)
                                                          ---------------------------------------------------------------------
                                                          (44,117)         8            --           (1,051)           (45,160)
                                                          ---------------------------------------------------------------------
Net income (loss) from continuing operations
before income taxes                                       (17,154)     7,532        (1,279)          (7,713)           (16,056)
Income tax (expense) benefit                                1,377     (3,200)       (2,664)           3,272 (d)          4,113
                                                          ---------------------------------------------------------------------
Net income (loss) from continuing operations              (15,777)     4,332        (3,943)          (4,441)           (11,943)
Preferred stock dividends and accretion                   (18,987)                                                     (18,987)
                                                          --------                                                -------------
Net (loss) from continuing operations
       applicable to common stock                         (34,764)                                                     (30,930)
                                                          ========                                                =============
Weighted average number of shares-basic                     7,400                                                        7,400
Basic and diluted (loss) per common share                   (4.70)                                                       (4.18)
                                                          ========                                                =============


(a) - The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of the purchase price of KAKE-TV and WOWT-TV to the property and equipment and intangible assets acquired.

(b) - Corporate expenses have been adjusted to add back the corporate allocation which was made to WWLP-TV and KOSA-TV, assuming the same allocation would have been made to KAKE-TV and WOWT-TV.

(c) - Interest income (expense), net has been adjusted to reflect additional interest expense due to the $11.7 million cash requirement for the purchase of KAKE-TV and WOWT-TV.

(d) - Income tax (expense) benefit has been adjusted to reflect pro forma results of operations and permanent differences.